UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2014

CNL HEALTHCARE PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54685	27-2876363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Medical Portfolio

CHP Partners, LP, the operating partnership of CNL Healthcare Properties, Inc. (the “Company”), entered into purchase and sale agreements (collectively, the “Related Purchase Agreements”), each dated as of May 13, 2014 (the “Effective Date”), relating to the acquisition of a fee simple interest in the land and all of the buildings, structures, fixtures and other improvements located thereon, constituting a portfolio of three post-acute care rehabilitation hospitals for an aggregate purchase price of approximately $68.0 million (the “Rehabilitation Hospitals”), and two acute care surgical hospitals for an aggregate purchase price of approximately $63.1 million (the “Surgical Hospitals,” and collectively with the Rehabilitation Hospitals, the “Medical Portfolio”). The Rehabilitation Hospitals will be the Company’s first investment in inpatient rehabilitation facilities (an “IRF”); and the acquisition of the Medical Portfolio, as a whole, is consistent with the Company’s targeted investment strategy of expanding the diversity of its healthcare assets into the acute and the post-acute care sectors. The Company believes that the locations of the Medical Portfolio facilities have favorable market demographics and healthcare payer mixes. The operators and the recent construction of the facilities were also favorable considerations in the Company’s selection of the Medical Portfolio.

The Medical Portfolio is composed of four single tenant buildings and one multi-tenant building having an aggregate of 295,304 square feet and 180 beds. The average age of the facilities is five years. All five facilities are subject to long term triple net leases with an average remaining lease term of greater than ten years and an average annual rent growth of 3%. The following table sets forth the names and locations of the facilities comprising the Medical Portfolio, their respective numbers of beds, years constructed, purchase prices, and the identities of the sellers of each of the facilities (collectively, the “Sellers”). The Sellers are not affiliated with the Company.

Names & Locations of Facilities	No. of Beds	Year Built	Approx. Purchase Price (in millions)	Sellers
Mercy Rehabilitation Hospital Oklahoma City, OK	50	2012	$25.5	TST Oklahoma City, LLC
Desert Canyon Rehabilitation Hospital Las Vegas, NV	50	2007	$22.3	TST Las Vegas City, LLC
St. Joseph Rehabilitation Hospital Mishawaka, IN	40	2009	$20.2	TST Mishawaka IRF, LLC
Victory Surgical Hospital – Beaumont Beaumont, TX	17	2013	$33.6	Beaumont Surgical Hospital Partners, LLC
Victory Surgical Hospital – Mid-Cities Hurst, TX	23	2012	$29.5	Hurst Hospital Partners, LLC

Totals:	180		$131.1	-

The Company has escrowed an earnest money deposit in the amount of $3.0 million and is currently conducting due diligence on the properties during a 35-day inspection period which will conclude on June 17, 2014 (the “Due Diligence Period”). An additional deposit of $3.0 million is due when the Due Diligence Period expires, if the Company elects to go forward with the acquisition of the Medical Portfolio, and the earnest money deposits will become non-refundable at such time, and will be applied toward the purchase price at closing. If the Company determines in its sole discretion prior to the end of the Due Diligence Period that it does not wish to acquire one of the facilities, both of the Related Purchase Agreements will terminate as to all of the facilities.

The Company plans to finance approximately $85.5 million of the acquisition costs of the Medical Portfolio, which may include a draw on amounts available under the Company’s revolving line of credit with Keybank, N.A.; and the Company will fund the balance with cash, including available amounts raised in the Company’s public offering of common stock. An investment services fee of approximately $2.4 million will be payable to the Company’s advisor, CNL Healthcare Corp., upon the closing of the acquisition.

The acquisition of the Medical Portfolio is subject to the fulfillment of various customary conditions precedent. There can be no assurance that any or all of the conditions to closing will be satisfied. Assuming the

Company’s satisfactory completion of its due diligence and the satisfaction or waiver of all other outstanding contingencies, the following table sets forth the anticipated closing schedule for the Medical Portfolio:

CLOSING DATES

Facilities	Closing Schedule
Rehabilitation Hospitals	July 1 to July 31, 2014

Surgical Hospitals	August 1 to September 1, 2014

Upon closing, the Company plans to engage the services of Holladay Properties and Lincoln Harris Healthcare Group, third party operators, to manage the facilities in the Medical Portfolio.

Cautionary Note Regarding Forward-Looking Statements

Certain statements herein that are not statements of historical or current fact may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbor created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated per share net asset value of the Company’s common stock, and/or other matters. The Company’s forward-looking statements are not guarantees of future performance. While the Company’s management believes its forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. The Company’s forward-looking statements are based on management’s current expectations and a variety of risks, uncertainties and other factors, many of which are beyond the Company’s inability to control or accurately predict. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Given these uncertainties, the Company cautions you not to place undue reliance on such statements.

Important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements include, but are not limited to, government regulation, economic, strategic, political and social conditions, and the following: risks associated with the Company’s investment strategy; a worsening economic environment in the U.S. or globally, including financial market fluctuations; risks associated with real estate markets, including declining real estate values; the availability of proceeds from the Company’s offering of its shares; risks of doing business internationally, including currency risks; the Company’s failure to obtain, renew or extend necessary financing or to access the debt or equity markets; the use of debt to finance the Company’s business activities, including refinancing and interest rate risk and the Company’s failure to comply with debt covenants; the Company’s inability to identify and close on suitable investments; failure to successfully manage growth or integrate acquired properties and operations; the Company’s inability to make necessary improvements to properties on a timely or cost-efficient basis; risks related to property expansions and renovations; risks related to development projects or acquired property value-add conversions, if applicable, including construction delays, cost overruns, the Company’s inability to obtain necessary permits, and/or public opposition to these activities; competition for properties and/or tenants; defaults on or non-renewal of leases by tenants; failure to lease properties on favorable terms or at all; the impact of current and future environmental, zoning and other governmental regulations affecting the Company’s properties; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of the Company’s accounting estimates; unknown liabilities of acquired properties or liabilities caused by property managers or operators; material adverse actions or omissions by any joint venture partners; increases in operating costs and other expenses; uninsured losses or losses in excess of the Company’s insurance coverage; the impact of outstanding and/or potential litigation; risks associated with the Company’s tax structuring; failure to qualify for and maintain the Company’s REIT qualification; and the Company’s inability to protect its intellectual property and the value of its brand.

For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s quarterly reports on Form 10-Q, and the Company’s annual report on Form 10-K, copies of which may be obtained from the Company’s website at www.cnlhealthcareproperties.com.

All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this cautionary note. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to, and expressly disclaims any obligation to, publicly release the results of any revisions to its forward-looking statements to reflect new information, changed assumptions, the occurrence of unanticipated subsequent events or circumstances, or changes to future operating results over time, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2014	CNL HEALTHCARE PROPERTIES, INC. a Maryland Corporation

	By:	/s/ Joseph T. Johnson
Joseph T. Johnson
Chief Financial Officer, Senior Vice President and Treasurer